QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2016, relating to the consolidated financial statements of Midstates Petroleum Company, Inc. and subsidiary (which report expresses an unqualified opinion and includes an explanatory paragraph regarding going concern uncertainty), appearing in the Annual Report on Form 10-K of Midstates Petroleum Company, Inc. and subsidiary for the year ended December 31, 2015, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

By: /s/ Deloitte & Touche LLP

Houston, Texas
January 18, 2017

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM